Exhibit 10.1

NOTICE OF EXERCISE AND CANCELLATION OF OPTION

TO:          Kensington Leasing, Ltd.

The undersigned, the holder of the enclosed Option to Purchase Common Stock (the “Option”), issued pursuant to the Stock Option Agreement, dated April 9, 2010 (“Optionee”), hereby irrevocably elects to exercise the purchase right represented by the Option and to purchase thereunder 3,998,128 shares (the “Shares”) of common stock of Kensington Leasing, Ltd. (the “Company”).  The undersigned hereby applies the indebtedness owed as of the date hereof by the Company to the undersigned pursuant to that certain promissory note, dated March 31, 2010 (the “Note”) issued by the Company to the undersigned, as payment in full of the purchase price of such shares being purchased, and the Company agrees to accept the foregoing payment of the exercise price.  The Company and the undersigned acknowledge and agree that the amount of principal and accrued interest outstanding under the Note as of the date hereof is $319,850.21.

Furthermore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, upon completion of the foregoing option exercise, the undersigned hereby irrevocably waives and relinquishes all further rights pursuant to the Option and the Company and the undersigned agree that such unexercised portion of the Option is hereby cancelled.

The Optionee represents and warrants to the Company as follows:

1.    Optionee is acquiring the Shares, for Optionee’s own account, for investment purposes only and not with a view to distribute the Shares in violation of the Securities Act.

2.    Optionee is an “accredited investor” as that term is defined in Rule 501(a) under Regulation D promulgated pursuant to the Securities Act; if Optionee was formed for the purpose of making this investment, each equity owner of Optionee is an “accredited investor.”

3.    Optionee is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Shares.

4.    Optionee understands that the issuance and sale of the Shares to Optionee has not been registered under the Securities Act or under any state securities laws.  Optionee is familiar with the provisions of the Securities Act and Rule 144 thereunder and understands that the restrictions on transfer of the Shares may result in Optionee being required to hold the Shares for an indefinite period of time.

5.    Optionee understands that an investment in the Shares involves a high degree of risk, and Optionee has the financial ability to bear the economic risk of this investment in the Shares, including a complete loss of such investment.

6.    Optionee understands that the certificate(s) evidencing the Shares will contain the following legend (or a substantively similar legend):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT BE TRANSFERRED OTHER THAN PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

Dated: December 1, 2010	/s/ Angelique de Maison Angelique de Maison 1005 S. Center Street Redlands, CA 92373 (Address) ________________________________ Employer Tax ID Number
ACKNOWLEDGED AND AGREED: Kensington Leasing, Ltd. By:_/s/ Trisha Malone_______________ Name: Trisha Malone Its: Chief Financial Officer